Verisign Reports Second Quarter 2015 Results

RESTON, VA - July 23, 2015 - VeriSign, Inc. (NASDAQ: VRSN), a global leader in domain names and Internet security, today reported financial results for the second quarter of 2015.

Second Quarter GAAP Financial Results
VeriSign, Inc. and subsidiaries (“Verisign”) reported revenue of $263 million for the second quarter of 2015, up 4.9 percent from the same quarter in 2014. Verisign reported net income of $93 million and diluted earnings per share of $0.70 for the second quarter of 2015, compared to net income of $100 million and diluted EPS of $0.71 in the same quarter in 2014. The operating margin was 56.7 percent for the second quarter of 2015 compared to 57.2 percent for the same quarter in 2014.

Second Quarter Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $99 million and diluted EPS of $0.74 for the second quarter of 2015, compared to net income of $96 million and diluted EPS of $0.68 for the same quarter in 2014. The non-GAAP operating margin was 61.3 percent for the second quarter of 2015 compared to 60.9 percent for the same quarter in 2014. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“I am pleased to report another quarter in which we have created and delivered value for our shareholders,” commented Jim Bidzos, Executive Chairman, President and Chief Executive Officer.

Financial Highlights

•	Verisign ended the second quarter with cash, cash equivalents and marketable securities of $1.9 billion, an increase of $460 million as compared with year-end 2014.

•	Cash flow from operations was $175 million for the second quarter of 2015, compared with $121 million for the same quarter in 2014.

•	Deferred revenues on June 30, 2015, totaled $932 million, an increase of $41 million from year-end 2014.

•	Capital expenditures were $9 million in the second quarter of 2015.

•
During the second quarter, Verisign repurchased 2.5 million shares of its common stock for $156 million. At June 30, 2015, $761 million remained available and authorized under the current share repurchase program which has no expiration.

•
For purposes of calculating diluted EPS, the second quarter diluted share count included 17 million shares related to subordinated convertible debentures, compared with 11.3 million shares in the same quarter in 2014. These represent diluted shares and not shares that have been issued.

Business Highlights

•
Verisign Registry Services added 0.52 million net new names during the second quarter, ending with 133.5 million .com and .net domain names in the domain name base, which represents a 3.1 percent increase over the base at the end of the second quarter in 2014, as calculated including domain names on hold for both periods.

•	In the second quarter, Verisign processed 8.7 million new domain name registrations for .com and .net, as compared to 8.5 million for the same period in 2014.

•
The final .com and .net renewal rate for the first quarter of 2015 was 73.4 percent compared with 72.6 percent for the same quarter in 2014. Renewal rates are not fully measurable until 45 days after the end of the quarter.

•
Verisign announces an increase in the annual fee for a .net domain name registration from $6.79 to $7.46, effective Feb. 1, 2016, per its agreement with the Internet Corporation for Assigned Names and Numbers. (ICANN).

Non-GAAP Items
Non-GAAP financial results exclude the following items that are included under GAAP: stock-based compensation, unrealized gain/loss on contingent interest derivative on subordinated convertible debentures, and non-cash interest expense. Non-GAAP net income is decreased by amounts accrued, if any, during the period for contingent interest payable resulting from upside or downside triggers related to the subordinated convertible debentures and is adjusted for an income tax rate of 26 percent for 2015 and 28 percent for 2014, both of which differ from the GAAP income tax rate. A table reconciling the GAAP to non-GAAP operating income and net income is appended to this release.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EDT) to review the second quarter 2015 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (913) 312-1233 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at http://investor.verisign.com. An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at http://investor.verisign.com.

About Verisign
Verisign, a global leader in domain names and Internet security, enables Internet navigation for many of the world’s most recognized domain names and provides protection for websites and enterprises around the world. Verisign ensures the security, stability and resiliency of key Internet infrastructure and services, including the .com and .net domains and two of the Internet’s root servers, as well as performs the root-zone maintainer functions for the core of the Internet’s Domain Name System (DNS). Verisign’s Security Services include intelligence-driven Distributed Denial of Service Protection, iDefense Security Intelligence and Managed DNS. To learn more about what it means to be Powered by Verisign, please visit VerisignInc.com.

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of the impact of the U.S. government’s transition of key Internet domain name functions (the Internet Assigned Numbers Authority (“IANA”) function) and related root zone management functions, whether the U.S. Department of Commerce will approve any exercise by us of our right to increase the price per .com domain name, under certain circumstances, the uncertainty of whether we will be able to demonstrate to the U.S. Department of Commerce that market conditions warrant removal of the pricing restrictions on .com domain names and the uncertainty of whether we will experience other negative changes to our pricing terms; the failure to renew key agreements on similar terms, or at all; the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as restrictions on increasing prices under the .com Registry Agreement, changes in marketing and advertising practices, including those of third-party registrars, increasing competition, and pricing pressure from competing services offered at prices below our prices; changes in search engine algorithms and advertising payment practices; the uncertainty of whether we will successfully develop and market new products and services, the uncertainty of whether our new products and services, if any, will achieve market acceptance or result in any revenues; challenging global economic conditions; challenges of ongoing changes to Internet governance and administration; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; the uncertainty regarding what the ultimate outcome or amount of benefit we receive, if any, from the worthless stock deduction will be; new or existing governmental laws and regulations in the U.S. or other applicable foreign jurisdictions; changes in customer behavior, Internet platforms and web-browsing patterns; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; whether we will be able to continue to expand our infrastructure to meet demand; the uncertainty of the expense and timing of requests for indemnification, if any, relating to completed divestitures; and the impact of the introduction of new gTLDs, any delays in their introduction, the impact of ICANN’s Registry Agreement for new gTLDs, and whether our new gTLDs or the new gTLDs for which we have contracted to provide back-end registry services will be successful; and the uncertainty regarding the impact, if any, of the delegation into the root zone of a large number of new gTLDs. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2014, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

©2015 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$187,286	$191,608
Marketable securities	1,697,523	1,233,076
Accounts receivable, net	14,418	13,448
Other current assets	31,280	41,905
Total current assets	1,930,507	1,480,037
Property and equipment, net	304,360	319,028
Goodwill	52,527	52,527
Long-term deferred tax assets	260,892	266,954
Other long-term assets	22,378	15,918
Total long-term assets	640,157	654,427
Total assets	$2,570,664	$2,134,464
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$166,558	$190,278
Deferred revenues	653,773	621,307
Subordinated convertible debentures, including contingent interest derivative	624,767	620,620
Deferred tax liabilities	500,433	477,781
Total current liabilities	1,945,531	1,909,986
Long-term deferred revenues	277,828	269,047
Senior notes	1,234,368	740,175
Other long-term tax liabilities	107,253	98,722
Total long-term liabilities	1,619,449	1,107,944
Total liabilities	3,564,980	3,017,930
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares:322,781 at June 30, 2015 and 321,699 at December 31, 2014; Outstanding shares:114,028 at June 30, 2015 and 118,452 at December 31, 2014	323	322
Additional paid-in capital	17,828,075	18,120,045
Accumulated deficit	(18,819,586)	(19,000,835)
Accumulated other comprehensive loss	(3,128)	(2,998)
Total stockholders’ deficit	(994,316)	(883,466)
Total liabilities and stockholders’ deficit	$2,570,664	$2,134,464

VERISIGN, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues	$262,539	$250,382	$520,961	$499,178
Costs and expenses:
Cost of revenues	48,221	45,989	96,574	94,015
Sales and marketing	24,329	23,651	46,711	43,940
Research and development	16,347	15,694	33,499	34,133
General and administrative	24,677	21,927	50,975	44,384
Total costs and expenses	113,574	107,261	227,759	216,472
Operating income	148,965	143,121	293,202	282,706
Interest expense	(28,503)	(21,490)	(50,520)	(42,875)
Non-operating income (loss), net	3,201	4,994	(2,354)	11,510
Income before income taxes	123,663	126,625	240,328	251,341
Income tax expense	(30,652)	(26,449)	(59,079)	(56,742)
Net income	93,011	100,176	181,249	194,599
Realized foreign currency translation adjustments, included in net income	(291)	—	(291)	—
Unrealized gain (loss) on investments	147	(33)	234	(25)
Realized (gain) loss on investments, included in net income	(69)	(2)	(73)	3
Other comprehensive loss	(213)	(35)	(130)	(22)
Comprehensive income	$92,798	$100,141	$181,119	$194,577

Income per share:
Basic	$0.80	$0.77	$1.56	$1.48
Diluted	$0.70	$0.71	$1.36	$1.34
Shares used to compute net income per share
Basic	115,656	129,350	116,394	131,372
Diluted	133,251	141,142	133,546	144,861

VERISIGN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net income	$181,249	$194,599
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	31,620	32,115
Stock-based compensation	22,129	19,365
Excess tax benefit associated with stock-based compensation	(11,366)	(15,309)
Unrealized loss (gain) on contingent interest derivative on Subordinated Convertible Debentures	4,311	(10,515)
Payment of Contingent interest	(5,225)	—
Other, net	4,842	3,802
Changes in operating assets and liabilities
Accounts receivable	(1,018)	(233)
Prepaid expenses and other assets	7,369	26,414
Accounts payable and accrued liabilities	(4,778)	(869)
Deferred revenues	41,247	34,615
Net deferred income taxes and other long-term tax liabilities	37,245	(21,246)
Net cash provided by operating activities	307,625	262,738
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	1,283,367	2,118,861
Purchases of marketable securities	(1,747,025)	(2,042,657)
Purchases of property and equipment	(21,891)	(18,747)
Other investing activities	(3,736)	74
Net cash (used in) provided by investing activities	(489,285)	57,531
Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	9,014	8,970
Repurchases of common stock	(335,885)	(446,676)
Proceeds from borrowings, net of issuance costs	492,237	—
Excess tax benefit associated with stock-based compensation	11,366	15,309
Net cash provided by (used in) financing activities	176,732	(422,397)
Effect of exchange rate changes on cash and cash equivalents	606	266
Net decrease in cash and cash equivalents	(4,322)	(101,862)
Cash and cash equivalents at beginning of period	191,608	339,223
Cash and cash equivalents at end of period	$187,286	$237,361
Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$42,839	$37,507
Cash paid for income taxes, net of refunds received	$14,342	$34,464

VERISIGN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2015		2014
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$148,965	$93,011	$143,121	$100,176
Adjustments:
Stock-based compensation	12,001	12,001	9,372	9,372
Unrealized (gain) loss on contingent interest derivative on the subordinated convertible debentures		(2,708)		(5,246)
Non-cash interest expense		2,956		2,547
Contingent interest payable on subordinated convertible debentures		(2,767)		—
Tax adjustment		(3,965)		(10,875)
Non-GAAP	$160,966	$98,528	$152,493	$95,974

Revenues	$262,539		$250,382
Non-GAAP operating margin	61.3%		60.9%
Diluted shares		133,251		141,142
Per diluted share, non-GAAP		$0.74		$0.68

Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: stock-based compensation, unrealized gain/loss on contingent interest derivative on subordinated convertible debentures, and non-cash interest expense. Non-GAAP net income is decreased by amounts accrued, if any, during the period for contingent interest payable resulting from upside or downside triggers related to the subordinated convertible debentures and is adjusted for an income tax rate of 26 percent for 2015 and 28 percent for 2014, both of which differ from the GAAP income tax rate.
Management believes that this non-GAAP financial data supplements the GAAP financial data by providing investors with additional information that allows them to have a clearer picture of our operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances investors’ overall understanding of our financial performance and the comparability of our operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION
The following table presents the classification of stock-based compensation:

	Three Months Ended June 30,
	2015	2014
Cost of revenues	$1,741	$1,532
Sales and marketing	1,818	1,820
Research and development	1,691	1,639
General and administrative	6,751	4,381
Total stock-based compensation expense	$12,001	$9,372

VERISIGN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Six Months Ended June 30,
	2015		2014
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$293,202	$181,249	$282,706	$194,599
Adjustments:
Stock-based compensation	22,129	22,129	19,365	19,365
Unrealized loss on contingent interest derivative on the subordinated convertible debentures		4,311		(10,515)
Non-cash interest expense		5,662		4,991
Contingent interest payable on subordinated convertible debentures		(5,457)		—
Tax adjustment		(10,334)		(17,509)
Non-GAAP	$315,331	$197,560	$302,071	$190,931

Revenues	$520,961		$499,178
Non-GAAP operating margin	60.5%		60.5%
Diluted shares		133,546		144,861
Per diluted share, non-GAAP		$1.48		$1.32

Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: stock-based compensation, unrealized gain/loss on contingent interest derivative on subordinated convertible debentures, and non-cash interest expense. Non-GAAP net income is decreased by amounts accrued, if any, during the period for contingent interest payable resulting from upside or downside triggers related to the subordinated convertible debentures and is adjusted for an income tax rate of 26 percent for 2015 and 28 percent for 2014, both of which differ from the GAAP income tax rate.
Management believes that this non-GAAP financial data supplements the GAAP financial data by providing investors with additional information that allows them to have a clearer picture of our operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances investors’ overall understanding of our financial performance and the comparability of our operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION
The following table presents the classification of stock-based compensation:

	Six Months Ended June 30,
	2015	2014
Cost of revenues	$3,480	$3,130
Sales and marketing	3,117	3,668
Research and development	3,412	3,511
General and administrative	12,120	9,056
Total stock-based compensation expense	$22,129	$19,365

VERISIGN, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

On a quarterly basis we disclose our Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure and is calculated in accordance with the terms of the indentures governing our 4.625% senior notes due 2023 and our 5.25% senior notes due 2025. Adjusted EBITDA refers to net income before interest, taxes, depreciation and amortization, stock-based compensation, unrealized loss (gain) on contingent interest derivative on the subordinated convertible debentures and unrealized loss (gain) on hedging agreements.
The following table reconciles GAAP net income to Adjusted EBITDA for the periods shown below (in thousands):

	Three Months Ended June 30,
	2015	2014
Net Income	$93,011	$100,176
Interest expense	28,503	21,490
Income tax expense	30,652	26,449
Depreciation and amortization	15,873	16,107
Stock-based compensation	12,001	9,372
Unrealized gain on contingent interest derivative on the subordinated convertible debentures	(2,708)	(5,246)
Unrealized loss (gain) on hedging agreements	944	(150)
Adjusted EBITDA	$178,276	$168,198

Four Quarters Ended June 30, 2015
Net income	341,911
Interest expense	93,639
Income tax benefit	130,388
Depreciation and amortization	63,197
Stock-based compensation	46,742
Unrealized loss on contingent interest derivative on the subordinated convertible debentures	12,577
Unrealized loss on hedging agreements	351
Adjusted EBITDA	$688,805
Verisign’s management believes that presenting Adjusted EBITDA enhances investors’ overall understanding of our financial performance and the comparability of our operating results from period to period. However, Adjusted EBITDA has important limitations as an analytical tool. These limitations include, but are not limited to, the following:

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•
non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating its ongoing operating performance for a particular period; and

•	other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.